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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form 10 filed by Trinity Capital Corporation of our report, dated February 28, 2003, on our audit of the consolidated balance sheets of Trinity Capital Corporation and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ending December 31, 2002.


/s/ Neff & Ricci LLP
Albuquerque, New Mexico
April 30, 2003